Exhibit (q)(2)

STONE RIDGE TRUST

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Ross Stevens, Lauren Macioce and Maura Keselowsky, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any Registration Statement of Stone Ridge Trust (the “Trust”) on Form N-1A, any and all subsequent Pre-Effective Amendments and Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements for the same offering which may be filed under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended (the “1940 Act”), any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Trust is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or laws of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor is the Trust assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/Jeffery Ekberg
Jeffery Ekberg	October 21, 2024
Trustee

/s/Daniel Charney
Daniel Charney	October 21, 2024
Trustee

/s/Ross Stevens
Ross Stevens	October 21, 2024
Trustee, President, Chief Executive Officer and Principal Executive Officer

/s/Lauren Macioce
Lauren Macioce	October 21, 2024
Chief Compliance Officer, Secretary, Chief Legal Officer and Anti-Money Laundering Compliance Officer

/s/Maura Keselowsky
Maura Keselowsky	October 21, 2024

Treasurer, Principal Financial Officer, Chief Financial Officer and Chief Accounting Officer